EXHIBIT 8.2

[Letterhead of]

CRAVATH,  SWAINE  &  MOORE  LLP

[New York Office]

December 23, 2009

Agreement and Plan of Merger

Among Berkshire Hathaway Inc., R Acquisition Company, LLC

and Burlington Northern Santa Fe Corporation

Ladies and Gentlemen:

We have acted as counsel for Burlington Northern Santa Fe Corporation, a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger dated as of November 2, 2009 (the “Merger Agreement”), among Berkshire Hathaway Inc., a Delaware corporation (“Parent”), R Acquisition Company, LLC, a Delaware limited liability company, a direct wholly owned disregarded subsidiary of National Indemnity Company (“NICO”) and an indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company, whereby the Company will merge with and into Merger Sub (the “Merger”) with Merger Sub becoming the “Surviving Entity”, on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement and references herein to the Merger Agreement shall include all exhibits and schedules thereto. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-163343) (as amended, the “Registration Statement”), which includes the Proxy Statement/Prospectus (the “Proxy Statement/Prospectus”), filed by Parent with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed Merger and to which this opinion appears as an exhibit.

We have examined the Merger Agreement and the Registration Statement. In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments and made such other inquiries as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Merger will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time and (iii) any representations made in the Merger Agreement “to the knowledge of”, or based on the belief of Parent, NICO, Merger Sub or the Company or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement. If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Merger Agreement or the Registration Statement, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Proxy Statement/Prospectus, we hereby confirm that the discussion set forth in the Proxy Statement/Prospectus under the caption “Material U.S. Federal Income Tax Consequences of the Merger” constitutes our opinion.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Burlington Northern Santa Fe Corporation

2650 Lou Menk Drive

Fort Worth, Texas 76131